Exhibit 4.26

FORM OF

[                        ] SUPPLEMENTAL INDENTURE

This [            ] Supplemental Indenture (this “Supplemental Indenture”), dated as of [            ], 2004, is by and among Phosphate Acquisition Partners L.P., a Delaware limited partnership (as successor to Phosphate Resource Partners Limited Partnership (formerly known as Freeport-McMoRan Resource Partners, Limited Partnership)) (the “Issuer”), The Mosaic Company, a Delaware corporation (“Mosaic”), Cargill Fertilizer, LLC, a Delaware limited liability company, and JPMorgan Chase Bank (formerly known as Chemical Bank), a New York banking corporation, as trustee under the Original Indenture referred to below (the “Trustee”).

W  I  T  N  E   S   S   E   T   H  :

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee a Senior Indenture dated as of February 1, 1996 (the “Base Indenture”) (as heretofore amended or supplemented, the “Original Indenture”) providing for the issuance of unsecured debentures, notes or other evidences of indebtedness of the Issuer in series;

WHEREAS, pursuant to the Original Indenture, the Issuer has heretofore issued $150,000,000 aggregate principal amount of 7% Senior due 2008 (the “Senior Notes”), all of which are Outstanding as of the date hereof;

WHEREAS, the Issuer has solicited consents from Holders of the Senior Notes to certain amendments (the “Amendments”) to the Original Indenture and the Senior Notes, which are set forth in Articles I through VII of this Supplemental Indenture;

WHEREAS, the Issuer has received the written consent to the Amendments from Holders of a majority of the principal amount of the Outstanding Senior Notes;

WHEREAS, on the Operative Date (as defined below) (but not prior thereto), the Amendments shall become and remain operative;

WHEREAS, in connection with the Amendments, on the Operative Date, Mosaic and Cargill Fertilizer, LLC will fully and unconditionally guarantee all of the Issuer’s obligations under the Senior Notes and the Original Indenture on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 8.2 of the Original Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of Senior Notes as follows:

Article I

DEFINITIONS

Section 1.1. Definitions.

The Original Indenture together with this Supplemental Indenture are hereinafter sometimes collectively referred to as the “Indenture.” For the avoidance of doubt, references to any “Section” of the “Indenture” refer to such Section of the Original Indenture as supplemented and amended by this Supplemental Indenture. All capitalized terms which are used herein and not otherwise defined herein are defined in the Original Indenture and are used herein with the same meanings as in the Original Indenture. If a capitalized term is defined in the Original Indenture and this Supplemental Indenture, the definition in this Supplemental Indenture shall apply to the Indenture and the Senior Notes.

Section 1.1 of the Original Indenture shall be amended to insert alphabetically therein the following defined terms:

“Administrative Managing General Partner” shall mean PRP-GP LLC, a Delaware limited liability company, as Administrative Managing General Partner of the Issuer, and any successor thereto as Administrative Managing General Partner of the Issuer.

“Affiliate Guarantor” shall have the meaning given to such term in the High-Yield Indentures.

“Capital Stock” shall mean (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such person, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

“Cargill Transactions” shall mean the transactions contemplated by the Agreement and Plan of Merger and Contribution, dated as of January 26, 2004, among IMC, Mosaic, GNS Acquisition Corp., a Delaware corporation, Cargill, Incorporated, a Delaware corporation, and Cargill Fertilizer, LLC, as may be amended from time to time (the “Merger and Contribution Agreement”).

“Cargill Fertilizer, LLC” shall mean Cargill Fertilizer, LLC, a limited liability company organized under the laws of Delaware, and any successor thereto.

“Guarantor” shall mean (i) each of Mosaic and Cargill Fertilizer, LLC and (ii) each other Person that issues a Note Guarantee under Article Thirteen, in each case, so long as the Note Guarantee of such Person is in full force and effect.

“High-Yield Indentures” shall mean, collectively, (i) the Indenture, dated as of August 1, 2003, among IMC, the Guarantors named therein and BNY Midwest Trust Company, as trustee, with respect to IMC’s 10.875% Senior Notes due 2013 (the “2013 Indenture”), (ii) the Indenture, dated as of May 17, 2001, among IMC, the Guarantors named therein and The Bank of New York, as trustee, with respect to IMC’s 10.875% Senior Notes due 2008 (the “2008 Indenture”) and (iii) the Indenture, dated as of May 17, 2001, among IMC, the Guarantors named therein and The Bank of New York, as trustee, with respect to IMC’s 11.250% Senior Notes due 2011 (the “2011 Indenture”), in each case as amended, restated or supplemented from time to time.

“High-Yield Notes” shall mean, collectively, (i) the 11.250% Senior Notes due 2011 of IMC issued under the 2011 Indenture, (ii) the 10.875% Senior Notes due 2008 of IMC issued under the 2008 Indenture and (iii) the 10.875% Senior Notes due 2013 of IMC issued under the 2013 Indenture.

“IMC” shall mean IMC Global Inc., a Delaware corporation and indirect parent company of the Issuer, and any successor thereto.

“Merger and Contribution Agreement” shall have the meaning set forth in the definition of “Cargill Transactions.”

“Mosaic” shall mean The Mosaic Company, a Delaware corporation, and any successor thereto.

“Note Guarantee” shall mean a guarantee of the Senior Notes issued by a Guarantor under Article Thirteen.

“Operative Date” shall mean the date the amendments set forth in the Supplemental Indenture dated as of [            ], 2004 to this Indenture become operative.

“Phosphates Business” shall mean the PhosFeed business segment as such term is used within the meaning of IMC’s consolidated financial statements for the year ended December 31, 2003.

“Phosphates Combination Transaction” shall mean any one or more transactions or series of related transactions involving (i) the sale, lease, conveyance, contribution and/or other transfer (a “contribution”) of assets or Capital Stock comprising all or any portion of the Phosphates Business to an entity formed or to be formed (such entity, the “Phosphates Holding Company” and, together with its Subsidiaries, the “Phosphates Entities”) by IMC or a Subsidiary thereof and/or Mosaic or a Subsidiary thereof and/or (ii) the merger or consolidation of a Subsidiary of IMC comprising all or any portion of the Phosphates Business with or into any Phosphates Entity, provided that:

(a) IMC and its Subsidiaries, taken as a whole, shall receive consideration at the time of such contribution, merger or consolidation equal to not less than the fair market value of the assets or Capital Stock so contributed or the fair market value of the assets of the Subsidiary of IMC so merged or consolidated, as the case may be, as reasonably determined in good faith by the Board of Directors of IMC; and

(b) IMC and its Subsidiaries, taken as a whole, shall at all times have voting and dividend participation and other equivalent rights in the Phosphates Entities (and its other investments therein shall be) equivalent in all respects (as reasonably determined in good faith by the Board of Directors of IMC) to the voting and dividend participation and other equivalent rights and other investments therein of Mosaic and its Subsidiaries (other than IMC and its Subsidiaries) (or any successor to Mosaic’s and its Subsidiaries’ interest in the Phosphates Entities), after taking into account the pro rata portion of assets of the Phosphates Entities contributed by IMC and its Subsidiaries, on the one hand, and Mosaic and its Subsidiaries (other than IMC and its Subsidiaries), on the other.

“Phosphates Entities” shall have the meaning set forth in the definition of “Phosphates Combination Transaction.”

“Phosphates Holding Company” shall have the meaning set forth in the definition of “Phosphates Combination Transaction.”

“Registered Senior Note” shall mean any Senior Note registered on the register of the Issuer maintained for the Senior Notes pursuant to this Indenture.

“Significant Subsidiary” shall mean any Subsidiary of the Issuer which, at the date of determination, is a “significant subsidiary” (as such term is defined in Regulation S-X under the Exchange Act) of the Issuer.

“2008 Indenture” shall have the meaning set forth in the definition of “High-Yield Indentures.”

“2011 Indenture” shall have the meaning set forth in the definition of “High-Yield Indentures.”

“2013 Indenture” shall have the meaning set forth in the definition of “High-Yield Indentures.”

Article II

SECURITYHOLDERS LISTS AND REPORTS BY THE ISSUER AND THE TRUSTEE

Section 2.1. For purposes of the Senior Notes, Section 3.9 of the Original Indenture shall be amended and restated in its entirety as follows:

“Section 3.9 Provision of Financial Information. Subject to the last paragraph of this Section 3.9, so long as the Senior Notes are Outstanding, the Issuer will provide to the Trustee a copy of all annual reports, quarterly reports and other documents which Mosaic is required to file with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or any successor provision thereto. If, during any reporting period, Mosaic is not required to file such reports with the Commission, the Issuer will provide to the Trustee the same financial reports concerning Mosaic as if Mosaic were so required.

After such time as Mosaic is released from its Note Guarantee pursuant to Section 13.5 of this Indenture as a result of its being released as an Affiliate Guarantor of the High-Yield Notes pursuant to Section 10.05(v) of the High-Yield Indentures in connection with a change of control of IMC, the reports and documents to be provided pursuant to this Section 3.9 shall be reports and documents with respect to the Issuer and there shall be no requirement to furnish or file any such reports and documents with respect to Mosaic.”

Section 2.2. For purposes of the Senior Notes, Section 4.3 of the Original Indenture shall be amended and restated in its entirety as follows:

“Section 4.3 Reports by the Issuer. Subject to the last paragraph of this Section 4.3, the Issuer covenants:

(a) to file with the Trustee, within 15 days after Mosaic is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which Mosaic may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or if Mosaic is not required to file information, documents, or reports pursuant to either of such Sections, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents, and reports relating to Mosaic which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a debt security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(b) to file with the Trustee and with the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents, and reports with respect to compliance by the Issuer with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations;

(c) to transmit by mail to the Holders of the Senior Notes within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 4.4(c), such summaries of any information, documents and reports required to be filed pursuant to subsections (a) and (b) of this Section as may be required to be transmitted to such Holders by rules and regulations prescribed from time to time by the Commission; and

(d) to furnish to the Trustee, not less often than annually, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer of the Administrative Managing General Partner as to his or her knowledge of the Issuer’s compliance with all conditions and covenants under this Indenture. For purposes of this subsection (d), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

After such time as Mosaic is released from its Note Guarantee pursuant to Section 13.5 of this Indenture as a result of its being released as an Affiliate Guarantor of the High-Yield Notes pursuant to Section 10.05(v) of the High-Yield Indentures in connection with a change of control of IMC, the information, documents and reports to be furnished and filed pursuant to this Section 4.3 shall be information, documents and reports with respect to the Issuer and there shall be no requirement to furnish or file any such information, documents and reports with respect to Mosaic.”

Article III

REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS

ON EVENT OF DEFAULT

For purposes of the Senior Notes, Section 5.1 of the Original Indenture shall be amended by replacing each occurrence of the phrase “the Issuer or any Restricted Subsidiary” in clauses (d) and (e) of the definition of “Event of Default” with the phrase “the Issuer or any Significant Subsidiary”.

Article IV

CONSOLIDATION, MERGER AND SALE OF ASSETS

For purposes of the Senior Notes, Section 9.1 of the Original Indenture shall be amended by adding the following paragraph to the end of such Section:

“Notwithstanding the foregoing, for purposes of this Section 9.1, any sale, lease or conveyance of all or any portion of the assets or Capital Stock comprising the Phosphates Business pursuant to a Phosphates Combination Transaction shall not be deemed to be a sale, lease or conveyance of all or substantially all of the assets of the Issuer.”

Article V

GUARANTEE OF SENIOR NOTES

For purposes of the Senior Notes, the Original Indenture shall be amended to include the following Article Thirteen:

“ARTICLE THIRTEEN

GUARANTEE OF SENIOR NOTES

Section 13.1 Note Guarantee.

Subject to the provisions of this Article Thirteen, the Guarantors, by execution of this Indenture, jointly and severally, guarantee to the Trustee and to each Holder of the Senior Notes (i) the due and punctual payment of the principal of and interest on each Senior Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest on the Senior Notes, to the extent lawful, and the due and punctual payment of all other obligations and due and punctual performance of all obligations of the Issuer to the Holders of the Senior Notes or the Trustee all in accordance with the terms of such Senior Note and this Indenture, and (ii) in the case of any extension of time of payment or renewal of any Senior Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Guarantor, by execution of this Indenture, agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Senior Note or this Indenture, any failure to enforce the provisions of any such Senior Note or this Indenture, any waiver, modification or indulgence granted to the Issuer with respect thereto by the Holder of such Senior Note, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.

Each Guarantor hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to any such Senior Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Note Guarantee will not be discharged as to any such Senior Note except by payment in full of the principal thereof and interest thereon. Each Guarantor hereby agrees that, as between such Guarantor, on the one hand, and the Holders of the Senior Notes and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in

Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Note Guarantee.

The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of any Holder of the Senior Notes under the Note Guarantees.

If an officer of a Guarantor or a general partner thereof whose signature is on this Indenture or any supplemental indenture entered into in accordance with Section 13.4 no longer holds that office at any time following the execution thereof, such Guarantor’s Note Guarantee shall be valid nevertheless.

Section 13.2 Execution and Delivery of Note Guarantee.

To further evidence the Note Guarantee set forth in Section 13.1, each Guarantor hereby agrees that a notation of such Note Guarantee, substantially in the form included in Exhibit B hereto, shall be endorsed on each Senior Note authenticated and delivered by the Trustee and such Note Guarantee shall be executed by either manual or facsimile signature of an officer or an officer of a general partner, as the case may be, of each Guarantor. The validity and enforceability of any Note Guarantee shall not be affected by the fact that it is not affixed to any particular Senior Note.

Each of the Guarantors hereby agrees that its Note Guarantee set forth in Section 13.1 shall remain in full force and effect notwithstanding any failure to endorse on each Senior Note a notation of such Note Guarantee.

If an officer of a Guarantor or a general partner thereof whose signature is on a Note Guarantee no longer holds that office at the time the Trustee authenticates the Senior Note on which such Note Guarantee is endorsed or at any time thereafter, such Guarantor’s Note Guarantee of such Senior Note shall be valid nevertheless.

The delivery of any Senior Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of the Guarantor.

Section 13.3 Limitation of Note Guarantee.

The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

Section 13.4 Additional Guarantors.

The Issuer covenants and agrees that it shall cause any Person who becomes an Affiliate Guarantor of any of the High-Yield Notes pursuant to the terms of the High-Yield Indentures to become a Guarantor of the Senior Notes by executing a supplemental indenture to this Indenture and delivering any other documentation requested by the Trustee, in each case satisfactory in form and substance to the Trustee, pursuant to which such Person guarantees, jointly and severally with all other Guarantors, all of the Issuer’s obligations under the Senior Notes and this Indenture in accordance with this Article Thirteen, with the same effect and to the same extent as if such Person had been named herein as a Guarantor. The Issuer shall deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Person and, subject to customary exceptions, constitutes a valid and legally binding and enforceable obligation of such Person.

The Trustee shall not be charged with notice or knowledge of any event requiring any Person to become a Guarantor hereunder unless and until it shall have received notice of such event from the Issuer.

Section 13.5 Release of Guarantors.

The Note Guarantee of any Guarantor will be automatically and unconditionally released and discharged when such Guarantor’s guarantee of the High-Yield Notes is released and discharged in accordance with the terms of each of the High-Yield Indentures (except to the extent such guarantee of such High-Yield Notes is released and discharged as a result of payment in full of such High-Yield Notes or pursuant to a “Legal Defeasance” under the High-Yield Indentures, in which case such Note Guarantee of such Guarantor shall not be released and discharged). In each such case, the Issuer shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such release have been complied with and that such release is authorized and permitted hereunder. For purposes of Sections 3.9 and 4.3, such Officer’s Certificate shall state, in the case of a release of Mosaic as a Guarantor, whether such release is as a result of its being released as an Affiliate Guarantor of the High-Yield Notes pursuant to Section 10.05(v) of the High-Yield Indentures in connection with a change of control of IMC.

The Trustee shall execute any documents reasonably requested by the Issuer or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Note Guarantee under this Article Thirteen.

Section 13.6 Waiver of Subrogation.

Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under its Note Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Senior Notes against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Senior Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Senior Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Senior Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 13.6 is knowingly made in contemplation of such benefits.

Section 13.7 Notice to Trustee.

The Issuer or any Guarantor shall give prompt written notice to the Trustee of any fact known to the Issuer or any such Guarantor which would prohibit the making of any payment to or by the Trustee at the Corporate Trust Office of the Trustee in respect of the Note Guarantees. Notwithstanding the provisions of this Article Thirteen or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Note Guarantees, unless and until the Trustee shall have received written notice thereof from the Issuer no later than one Business Day prior to such payment; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 13.7, and subject to the provisions of Sections 6.1 and 6.2 hereof, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice referred to in this Section 13.7 at least one Business Day prior to the date upon which by the terms hereof any such payment may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any Senior Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it less than one Business Day prior to such date.”

Article VI

SENIOR NOTES

Pursuant to Section 8.5 of the Original Indenture, the Trustee is authorized and instructed, at the expense of the Issuer, to make the following notation on the Senior Notes on the Operative Date:

“The Senior Notes will be entitled to the benefits of certain Note Guarantees made for the benefit of the Holders thereof. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders of the Senior Notes.”

Article VII

NOTICES

For purposes of the Senior Notes, the first paragraph of Section 11.4 of the Original Indenture shall be amended and restated in its entirety as follows:

“Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Senior Notes to or on any party to this Indenture (other than the Trustee) may be given or served by being deposited postage prepaid, first class mail (except as otherwise specifically provided herein) addressed (until another address of such party is filed with the Trustee) (i) in the case of the Issuer, to Phosphate Acquisition Partners L.P., c/o The Mosaic Company, [            ], Attention: [            ], (ii) in the case of Mosaic, The Mosaic Company, [            ], Attention: [            ], and (iii) in the case of Cargill Fertilizer, LLC, c/o The Mosaic Company, [            ], Attention: [            ]. Any notice, direction, request or demand by any party to this Indenture (other than the Trustee) or any Holder of Senior Notes to or upon the Trustee shall be deemed to be sufficiently given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Trustee is filed by the Trustee with the Issuer) to JPMorgan Chase Bank, 4 New York Plaza, 15th Floor, New York, New York 10004, Attention: Institutional Trust Services.”

Article VIII

MISCELLANEOUS

Section 8.1. Effect of Supplemental Indenture; Effectiveness and Operation.

(a) This Supplemental Indenture shall be effective upon execution hereof by the Issuer, Mosaic, Cargill Fertilizer, LLC and the Trustee, but the Amendments to the Original Indenture as set forth in this Supplemental Indenture and the Note Guarantees of Mosaic and Cargill Fertilizer, LLC shall not become operative until the Officer’s Certificate set forth in Exhibit A hereto has been executed and delivered to the Trustee.

(b) This Supplemental Indenture is a supplemental indenture within the meaning of Section 8.2 of the Original Indenture, and the Original Indenture shall be read together with this Supplemental Indenture and shall have the same effect over the Senior Notes, in the same manner as if the provisions of the Original Indenture and this Supplemental Indenture were contained in the same instrument.

(c) In all other respects, the Original Indenture is confirmed by the parties hereto as supplemented by the terms of this Supplemental Indenture.

(d) Subject to 8.2 of this Supplemental Indenture, in the event that there is a conflict or inconsistency between the Original Indenture and this Supplemental Indenture, the provisions of this Supplemental Indenture shall control.

Section 8.2. Trust Indenture Act Controls.

If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Supplemental Indenture by the Trust Indenture Act of 1939, the required provision shall control. If any provision of this Supplemental Indenture modifies any Trust Indenture Act of 1939 provision that may be so modified, such Trust Indenture Act of 1939 provision shall be deemed to apply to this Supplemental Indenture as so modified. If any provision of this Supplemental Indenture excludes any Trust Indenture Act of 1939 provision that may be so excluded, such Trust Indenture Act of 1939 provision shall be excluded from this Supplemental Indenture.

Section 8.3. Application of Amendments.

The amendments to the Original Indenture set forth in this Supplemental Indenture shall apply only to the Senior Notes except to the extent specifically made applicable to any other series of Securities by the Board Resolutions, Officer’s Certificate or supplemental indenture establishing such series of Securities as provided for in Section 2.3 of the Base Indenture.

Section 8.4. Agreement to Guarantee.

Each of Mosaic and Cargill Fertilizer, LLC hereby agree as of the Operative Date to become subject to the terms of the Indenture as a Guarantor and shall be bound as of the Operative Date by the terms of the Indenture as they relate to their respective Note Guarantee. To further evidence such Note Guarantees, each of Mosaic and Cargill Fertilizer, LLC shall execute and deliver to the Trustee in accordance with Section 13.2 of the Original Indenture (as supplemented by this Supplemental Indenture) a notation of such Note Guarantee, substantially in the form included as Exhibit B to this Supplemental Indenture.

Section 8.5. No Recourse Against Others.

No past, present or future director, officer, employee, incorporator, stockholder or agent of any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor, or their respective successors, under the Senior Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Upon execution of this Supplemental Indenture, each Holder of the Senior Notes waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Note Guarantees.

Section 8.6. GOVERNING LAW.

THIS SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, EXCEPT AS MAY OTHERWISE BE REQUIRED BY MANDATORY PROVISIONS OF LAW.

Section 8.7. Counterparts.

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 8.8. Successors.

All agreements of the Issuer and the Guarantors in this Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

Section 8.9. Severability.

In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 8.10. Effect of Headings.

The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 8.11. Trustee.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the Guarantors.

*****

IN WITNESS WHEREOF, the parties hereto have caused this [            ] Supplemental Indenture to be duly executed as of the date first above written.

PHOSPHATE ACQUISITION PARTNERS L.P.

By:	PRP-GP LLC, as Administrative Managing General Partner

By:
Name:
Title:

THE MOSAIC COMPANY,
as Guarantor

By:
Name:
Title:

CARGILL FERTILIZER, LLC,
as Guarantor

By:
Name:
Title:

JPMORGAN CHASE BANK, as Trustee

By:
Name:
Title:

EXHIBIT A

OFFICER’S CERTIFICATE

Reference is made to that certain [            ] Supplemental Indenture (the “Supplemental Indenture”) dated as of [            ], 2004 among Phosphate Acquisition Partners L.P., a Delaware limited partnership (as successor to Phosphate Resource Partners Limited Partnership (formerly known as Freeport-McMoRan Resource Partners, Limited Partnership)) (the “Issuer”), The Mosaic Company, Cargill Fertilizer, LLC and JPMorgan Chase Bank (formerly known as Chemical Bank), as Trustee, to the Indenture (such Indenture, as supplemented or amended from time to time, the “Indenture”) dated as of February 1, 1996 between the Issuer and JPMorgan Chase Bank (formerly known as Chemical Bank), as Trustee. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture.

The undersigned, [            ], the [            ] of the Administrative Managing General Partner, hereby certifies that the Operative Date has occurred as of the date hereof.

IN WITNESS WHEREOF, I have hereunto signed my name on this [            ] day of [            ], 2004.

By:
Name: Title:

A-1

EXHIBIT B

GUARANTEES

Each of the undersigned (each a “Guarantor” and collectively, if more than one, the “Guarantors”) hereby jointly and severally unconditionally guarantees, to the extent set forth in the Senior Indenture dated as of February 1, 1996, by and between Phosphate Resource Partners Limited Partnership (formerly known as Freeport-McMoRan Resource Partners, Limited Partnership), as Issuer, and JPMorgan Chase Bank (formerly known as Chemical Bank), as Trustee (as amended, restated or supplemented from time to time, the “Indenture”), and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of and interest on the Senior Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Issuer to the Holders of Senior Notes or the Trustee, all in accordance with the terms set forth in Article Thirteen of the Indenture, and (b) in case of any extension of time of payment or renewal of any Senior Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

The obligations of each Guarantor to the Holders of Senior Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Thirteen of the Indenture, and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee.

[Signatures on Following Pages]

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IN WITNESS WHEREOF, each of the Guarantors has caused this Guarantee to be signed by a duly authorized officer.

[Guarantor]

By:
Name: Title:

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